UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

ALPHA ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ALPHA ENERGY, INC.

14143 Denver West Blvd.

Suite 100,

Golden, Colorado

80401

(800) 819-0604

INFORMATION STATEMENT
PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

Golden, Colorado November 17, 2022

To the Shareholders of alpha energy, inc.:

This information statement has been mailed on or about November 17, 2022 to the stockholders of record on September 16, 2022 (the “Record Date”) of Alpha Energy, Inc., a Colorado corporation (the “Company”) in connection with certain actions taken by the written consent by the holders of a majority of the Company’s outstanding voting capital stock, dated as of September 16, 2022, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The actions to be taken pursuant to the written consent shall be taken on or about December 8, 2022, 20 days after the mailing of this Information Statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/ Robert Flynn
Robert Flynn
Chairman of the Board

ALPHA ENERGY, INC.

14143 Denver West Blvd.

Suite 100,

Golden, Colorado

80401

(800) 819-0604

INFORMATION STATEMENT

General Information

Alpha Energy, Inc. (the “Company”) is a Colorado corporation with its principal executive offices located at 14143 Denver West Blvd., Suite 100, Golden, Colorado 80401. The Company’s telephone number is (800) 819-0604. This Information Statement is being sent to the Company’s stockholders (the “Stockholders”) by the Board of Directors to notify them about action that the holders of a majority of the Company’s outstanding voting capital stock have taken by written consent, in lieu of a special meeting of the Stockholders. The action was taken on September 16, 2022, and will be effective on December 8, 2022, approximately 20 days after the mailing of this Information Statement.

On September 8, 2022, the Board of Directors of the Company approved various actions and authorized submission of the matters for the approval of the Stockholders. The Stockholders approved the actions by written consent in lieu of a meeting on September 16, 2022, in accordance with the Colorado Revised Statutes. Accordingly, neither your vote nor your consent is required and neither is being solicited in connection with the approval of the action.

September 16, 2022 is the record date (the “Record Date”) for the determination of stockholders who are entitled to receive this Information Statement.

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished pursuant to Section 14 of the Exchange Act to the Stockholders of the common stock, par value $0.001 per share (the “Common Stock”), of the Company, to notify such Stockholders of the following:

On September 16, 2022, a majority of the voting capital stock of the Company took action in lieu of a meeting of Stockholders authorizing the Company:

1.

To elect four directors (the “Director Approvals”) to serve until the 2023 Annual Meeting of Shareholders of the Corporation, or until their successors are duly elected and qualified, or until such director’s earlier death, resignation, disqualification or removal as follows:

a.	Robert J. Flynn, Jr.
b.	Richard M. Nummi
c.	Lacie Kellogg
d.	Mark Timm
2.

To approve the adoption of the Corporation’s 2022 Equity Incentive Plan, a copy of which is annexed hereto as Appendix A (the “2022 Plan Approval”) and to reserve 2,824,000 shares of Common Stock for issuance thereunder.

3.	To approve, on an advisory basis, the resolution approving the compensation of the Company’s named executive officers (the say-on-pay vote).
4.	To approve, on a non-binding basis, the frequency of executive compensation shareholder votes to every third year (the say-on-frequency vote).
5.	The ratification of the appointment of BF Borgers, CPA, PC as our independent registered public accounting firm for the fiscal year ended December 31, 2022 (the “Auditor Ratification”).
6.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This Information Statement is being furnished to you pursuant to Section 14 of the Exchange Act to notify the Company’s Stockholders as of the close of business on the Record Date of a corporate action taken by a majority of the Company’s Stockholders.

Stockholders holding a majority of the Company’s outstanding voting stock have voted in favor of the Director Approvals, the say-on-pay vote, the say-on-frequency vote, the 2022 Plan Proposal, and the Auditor Ratification, as outlined in this Information Statement, which action is expected to take place on or about December 8, 2022.

WHO IS ENTITLED TO NOTICE?

Each outstanding share of the Company’s voting securities on the close of business on the Record Date is entitled to notice of each matter voted on by the Stockholders. Stockholders as of the close of business on the Record Date that held the authority to cast votes in excess of fifty percent (50%) of the Company’s outstanding voting power have voted in favor of the Director Approvals, the 2022 Plan Proposal, the say-on-pay vote, the say-on-frequency vote, and the Auditor Ratification. Under the Colorado Revised Statutes, stockholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the Stockholders.

WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?

The voting power entitled to vote on the Director Approvals, the say-on-pay vote, the say-on-frequency vote, the 2022 Plan Proposal, and the Auditor Ratification consists of the vote of the holders of a majority of the Company’s voting securities as of the Record Date. As of the Record Date, the Company’s voting securities consisted of 21,501,216 shares of outstanding Common Stock.

WHAT CORPORATE MATTERS HAVE THE STOCKHOLDERS VOTED FOR?

Stockholders holding a majority of our outstanding voting securities have voted in favor of the following Proposals:

1.

To elect four directors to serve until the 2023 Annual Meeting of Shareholders of the Corporation, or until their successors are duly elected and qualified, or until such director’s earlier death, resignation, disqualification or removal as follows:

a.	Robert J. Flynn, Jr.
b.	Richard M. Nummi
c.	Lacie Kellogg
d.	Mark Timm
2.	To approve the adoption of the Corporation’s 2022 Equity Incentive Plan, a copy of which is annexed hereto as Exhibit A and to reserve 2,824,000 shares of Common Stock for issuance thereunder.
3.	To approve, on an advisory basis, the resolution approving the compensation of the Company’s named executive officers (the say-on-pay vote).
4.	To approve, on a non-binding basis, the frequency of executive compensation shareholder votes to every third year (the say-on-frequency vote).
5.	The ratification of the appointment of BF Borgers, CPA, PC as our independent registered public accounting firm for the fiscal year ended December 31, 2022.
6.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSAL?

No further vote is required for Director Approvals, the say-on-pay vote, the say-on-frequency vote, the 2022 Plan Proposal, or the Auditor Ratification.

OUTSTANDING VOTING SECURITIES

As of the Record Date, the Company’s authorized capital consisted of 65,000,000 shares of its common stock, par value $0.001 per share, and 10,000,000 shares of its preferred stock, par value $0.001 per share (the “Preferred Stock”). As of the Record Date, 21,501,216 shares of Common Stock and no shares of Preferred Stock were issued and outstanding and, after taking into account shares underlying outstanding stock options, outstanding warrants, and the reservation of shares for the issuance under the Company’s convertible revolving credit line, 7.25% Senior Secured Convertible Notes (the “7.25% Notes”) and equity-based compensation plans, approximately 43,498,784 shares remained available for issuance. No fractional shares were outstanding.

On September 8, 2022, the Board of Directors authorized the amendment of the Company’s convertible revolving credit line and 7.25% Notes in order to eliminate any floorless conversions and other terms which, if applicable, upon conversion could result in the Company’s inability to issue additional Common Stock

Each share of outstanding Common Stock is entitled to one vote on matters submitted to the Stockholders.

The following shareholders voted in favor of the Proposals:

Name	Number of Votes (1)

AEI Acquisition Company, LLC	15,880,201

(1)	Represents 74%

Pursuant to Rule 14c-2 under the Exchange Act, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on December 8, 2022.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders pursuant to the laws of the State of Colorado.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of shares of our common stock as of September 16, 2022 known by us through transfer agent records, held by: (i) each person who beneficially owns 5% or more of the shares of common stock then outstanding; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all of our directors and executive officers as a group.

The information in this table reflects “beneficial ownership” as defined in Rule 13d-3 of the Exchange Act.  To our knowledge and unless otherwise indicated, each stockholder has sole voting power and investment power over the shares listed as beneficially owned by such stockholder, subject to community property laws where applicable.  Percentage ownership is based on 21,501,216 shares of Common Stock outstanding as of September 16, 2022.

	Common Stock (1)		7.25% Convertible Notes (1)			Total Voting
Name of Beneficial Owner (5)	Shares	% (2)	Shares	%		% (3)
Named Executive Officers:
Jay Leaver, President	0.00	*	181,351	*		*
Lacie Kellogg, Chief Financial Officer, and director	220,000	*	-	-		*

Non-Employee Directors(4):						*
Robert J. Flynn, Chairman	192,000	*	0.00	0.00		*
Richard M. Nummi	192,000	*	0.00	0.00		*
Mark Timm	15,000	*	0.00	0.00		*

Officers and Directors as a Group (5 persons) Based on total outstanding shares on September 16, 2022 of 21,501,216:	619,000	2.88%	181,351	*	%	3.65%

*	Represents less than one percent.
(1)

This column lists beneficial ownership of voting securities as calculated under SEC rules. Otherwise, except to the extent noted below, each director, named executive officer or entity has sole voting and investment power over the shares reported. The shares are not subject to any pledge. Standard brokerage accounts may include nonnegotiable provisions regarding set-offs or similar rights.

(2)	Percent of class based on 21,501,216 shares of common stock outstanding as of the Record Date. This percentage does not include 7.25% Senior Notes ownership.
(3)

Percentage of total voting power represents voting power with respect to all shares of our common stock and 7.25% Senior Notes voting together as a single class. Excludes with respect to Jay Leaver and Mark Timm, a 3.6% and 2.7% membership interest in AEI Acquisition Company, LLC, respectively, over which the reporting person does not exercise control and disclaims beneficial ownership.

(4)

Each of Mr. Flynn, Nummi and Timm are considered independent directors in accordance with the standards promulgated by the SEC. Mr. Timm beneficially owns indirectly 10,000 shares through Timm Investments, LLC and 5,000 shares owned by his wife.

(5)

Where persons listed on this table have the right to obtain additional shares of our common stock through the exercise of outstanding options or warrants or the conversion of convertible securities within 60 days from September 16, 2022, these additional shares are deemed to be beneficially owned for the purpose of computing the amount and percentage of common stock owned by such persons. Jay Leaver, our President, is deemed to beneficially own 181,351 shares of our Common Stock as of September 16, 2022.

Beneficial Owners of More than Five Percent

The following table shows the number of shares of our common stock, as of the Record Date, held by persons known to us to beneficially own more than five percent of our outstanding common stock.

	Common Stock (1)		7.25% Convertible Notes (1)		Total Voting
Name of Beneficial Owner	Shares	% (2)	Shares	%	% (1)
AEI Acquisition Company, LLC*	15,880,201	74%

(1)

* Excludes shares of Common Stock issuable upon conversion of 7.25% Senior Secured Convertible Promissory Note (the “Note”) issued to AEI Management, Inc. on February 25, 2022, in the amount of $413,206 which Note is convertible at $5.00 per share into shares of Common Stock of the Issuer subject to beneficial ownership blocker provisions under which in no event shall the Note be converted to the extent such conversion would result in the holder beneficially owning more that 4.99% of the shares of Common Stock of the Company outstanding. Fidare Consulting Group, LLC is an affiliate of AEI Acquisition Company, LLC and receives $15,000 per month for services provided to the Company.

Percentages are based on total outstanding shares on September 16, 2022 of 21,501,216.

During 2022 John F. Lepin resigned as President and Director of the Company. Mr. Lepin is party to an agreement with the Company dated as of November 28, 2017, under which he has received director’s fees in the amount of $24,000 per year, payable monthly in cash or Company stock at a value of $0.50 per share or the month’s closing price (provided payment is subject to available funds from investments of positive cash-flow, and if funds are available), plus reimbursement of expenses. Under the terms of the agreement, Mr. Lepin is also entitled to indemnification against liabilities incurred in the performance of services as provided in the Company’s Articles of Incorporation, by-laws and applicable law. In connection with his resignation, Mr. Lepin has asserted various claims to entitlement to compensation from the Company for which the Company objects.

PROPOSAL NO. 1

On September 8, 2022, the Company’s Board of Directors increased the size of the Board to four and appointed one new director, Mark Timm. On September 16, 2022 the stockholders elected the four incumbent directors, as listed herein and to serve from date of election for a one-year term and until their successors are duly elected and qualified.  On September 16, 2022, the Company received sufficient written consents to elect those four nominees to the Company’s Board of Directors.   The profiles of the directors nominated by the Company’s Board of Directors and elected by shareholder written consent are:

Jay Leaver, 59, President since 2020. From 1995 to present, Mr. Leaver served as President and geologist of Leaverite Exploration Inc., a consulting firm specializing in oil and gas and mineral exploration, which served as a consultant to the Company since 2019. From 2017 to present, Mr. Leaver also served as President of Visionary Resources, LLC, Chicorica, LLC from 2015 to present, RA Gallery, LLC from 2017 to present, Haycorn Research Ltd. from 2018 to present, Rubicon Exploration, LLC from 2008 to present, Mrs. Hudson Lodgings, LTD from 2020 to present, and as managing member of Torrent Oil & Gas, LLC and Orogen Oil & Gas LLC from 2022 to present. From 2009 – 2012 Mr. Leaver was Vice President of Geology for Sun River Energy and served as interim President. Mr. Leaver also worked for Thomasson Partner Associates, Inc. in the US and Australia from 2006-2010 where he served as Vice President – Geoscience and Executive Vice President. Mr. Leaver received a B.S. degree in Geological Engineering from the Colorado School of Mines in 1986. Mr. Leaver is a member of the AAPG, GSA, SPE and SEG associations, including serving as Secretary of the Rocky Mountain Association of Geologists. Mr. Leaver and the Company are parties to a Consultant Engagement Agreement dated June 1, 2020, under which he serves as President of the Company. Under the terms of the Consulting Agreement Mr. Leaver is entitled to receive $10,000 per month as a consulting fee, plus reimbursement of expenses, and he is obligated to devote no more than 50% of his time to the Company. The Consulting Agreement has an initial term of 6 months and is renewable annually upon 15 days written notice. Mr. Leaver is also entitled to indemnification against claims, actions, liabilities, costs, expenses, including attorney fees, arising in connection with possession use or advice or other services provided under the Agreement.

Robert J. Flynn, Jr., Esq., 78, director since 2017, is a member of the District of Columbia bar. From 1982 – present served as principal in the Law Office of Robert J. Flynn, Jr., and previously was employed in private practice, and as Assistant Attorney General for the District of Columbia and Captain, U.S. Army. Mr. Flynn received a J.D degree from the Georgetown Law Center in 1968 and a L.L.M from the George Washington National Law School in 1973. Mr. Flynn also attended the Georgetown University School of Foreign Service and earned a B.S.F.S. in 1965. Mr. Flynn is a director of IntreOrg Systems, Inc., and TCI Acquisition Company, Inc. Mr. Flynn was appointed to the Board of Directors based upon his experience in regulatory compliance matters and management skills.

Richard M. Nummi, Esq., 63, director since 2018, is a member of the Florida bar. From 2005 – 2012 Mr. Nummi served as managing partner and Chief Legal Officer of Nummi & Associates, P.A., a financial industry consultant, with previous positions as counsel to various broker-dealers and financial institutions. From 2000 to 2004 served as senior attorney with the Office of Compliance Inspections and Examinations, of the United States Securities and Exchange Commission, Washington, D.C. Mr. Nummi has been a frequent lecturer on securities and compliance matters. Mr. Nummi received a J.D. degree from the Stetson University College of Law, St. Petersburg, Florida in 1991 and a B.A from The Virginia Wesleyan University in 1984. Mr. Nummi is a director of Trans-Lux Corporation (OTC:TNLX) and Surgical Safety Scanner, Inc. Mr. Nummi receives director’s fees in the amount of $24,000 per year, payable monthly in cash or Company stock at a value of $0.50 per share or the month’s closing price (provided payment is subject to available funds from investments of positive cash-flow, and if funds are available), plus reimbursement of expenses under the terms of a director’s agreement entered in 2018. Under the terms of the agreement, Mr. Nummi is also entitled to indemnification against liabilities incurred in the performance of services as provided in the Company’s Articles of Incorporation, by-laws and applicable law. Mr. Nummi was appointed to the Board of Directors based upon his experience in regulatory compliance matters and management skills1.

Lacie Kellogg, 59, director since 2018. Ms. Kellogg is a consultant for Accounting Solutions and Services, LLC and has 37 years of accounting experience, 28 of which are in the Oil and Gas industry. Her experience is in the areas of Financial Reporting, Audit, Operations Accounting and Software Implementation. Ms. Kellogg earned her BBA from the University of Houston in 1986 and has worked with Carrizo Oil and Gas, Aurora Oil & Gas, an Australian based company, and as a private consultant in the energy field. She is a member of COPAS (Council of Petroleum Accountants Society) and is active in the local chapter previously holding Audit and Financial Reporting committee Chairs. Ms. Kellogg serves on the board of directors of TCI Acquisition Company Inc. and is interim Chief Financial Officer of Surgical Safety Scanner, Inc.

Mark Timm, 51, director since 2022. From 2008-2022 Mr. Timm served as CEO of Timm Investments, LLC and from 1996-2016 as CEO of Cottage Garden, Inc. From 2017 - 2019 Mr. Timm was owner and Chief Marketing Officer of Sincerely Hers, Inc. Since 2020 Mr. Timm served on the board of directors of Hapbee Technologies (OTCQB:HAPBF), Vancouver, Canada and also serves on the board of directors of Eco Integrated Technologies, TrendTek Bio, Inc. Gravy Stack Incorporated and IntegriMedical LLC. Mr Timm also serves on the board of directors of TCI Entertainment, Inc. and Surgical Safety Scanner, Inc. Mr. Timm is the author of Mentor to Millions and has started more than a dozen companies. Mr. Timm received a B.S. degree from the University of Maryland in 1983. Mr. Timm was appointed to the Board of Directors based upon his experience as an entrepreneur, board of director experience, finance and M&A.

On August 8, 2022, the Board of Directors established an Audit, Nominating and Corporate Governance Committee and Compensation Committees. On September 8, 2022 each of Mr. Flynn, Mr. Nummi, Ms. Kellogg and Mr. Timm were appointed to such committees. Lacie Kellogg was appointed chairwoman of the Audit Committee a position which she declined to accept due to her position as Chief Financial Officer of the Company. Richard Nummi was appointed chairman of the Nominating and Corporate Governance Committee and Robert Flynn was appointed chairman of the Compensation committee. Mr. Flynn was appointed Chairman of the Board of Directors and Mr. Leaver was appointed President.

1 On November 24, 2021 the Supreme Court of the State of Florida entered an order in the matter of Florida Bar v. Richard Mark Nummi under which Mr. Nummi agreed to a 30 day suspension from the practice of law and agreed to pay $4,013 in costs.  The nature of the action involved violation of certain Florida rules governing attorneys regarding communications, failure to respond to inquiry from bar counsel and trust account matters.  Additional claims under Florida bar Rule 4-1.2 an 4-8.4(c) were dismissed.

PROPOSAL NO. 2

ADOPTION OF THE ALPHA ENERGY, INC. 2022 EQUITY INCENTIVE PLAN

Description of Our 2022 Equity Incentive Plan

On September 8, 2022, the Company’s board of directors adopted the Alpha Energy, Inc 2022 Equity Incentive Plan (the “2022 Plan”), an omnibus equity incentive plan pursuant to which the Company may grant equity and cash incentive awards to certain key service providers of the Company and its subsidiaries.  The Company’s board of directors believes the 2022 Plan is advisable in order to promote the success of the Company and to increase stockholder value by providing an additional means to attract, motivate, retain and reward selected employees and other eligible persons.   Accordingly, the Company’s board of directors voted unanimously to adopt the 2022 Plan.

Set forth below is a summary of the 2022 Plan, but this summary is qualified in its entirety by reference to the full text of the 2022 Plan, a copy of which is included as Appendix A to this Consent Solicitation Statement.

Shares Available

The 2022 Plan authorizes 2,824,000 shares of our common stock for issuance under the Plan, all of which are available for issuance pursuant to “incentive stock options” (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or as other type of awards.   The Administrator may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with the 2022 Plan. Shares shall be counted against those reserved to the extent such shares have been delivered and are no longer subject to a substantial risk of forfeiture. Accordingly, (i) to the extent that an award under the 2022 Plan, in whole or in part, is canceled, expired, forfeited, settled in cash, settled by delivery of fewer shares than the number of shares underlying the award, or otherwise terminated without delivery of shares to the participant, the shares retained by or returned to the Company will not be deemed to have been delivered under the 2022 Plan and will be deemed to remain or to become available under the 2022 Plan; and (ii) shares that are withheld from such an award or separately surrendered by the participant in payment of the exercise price or taxes relating to such an award shall be deemed to constitute shares not delivered and will be deemed to remain or to become available under the 2022 Plan. The foregoing adjustments to the share limit of the 2022 Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended to qualify as performance-based compensation under Section 162(m).

The number of shares available for issuance under the 2022 Plan (as well as the number of shares that may be issued as ISOs, and the share limitations set forth below under the heading “Performance Based Compensation”) are subject to proportionate adjustment by the Administrator (as defined below) in the event of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split, or upon any merger, arrangement, combination, consolidation, or other reorganization, or upon any spin-off, split-up or similar extraordinary dividend distribution in respect of the common stock, or upon any exchange of common stock or other securities of the Company, or upon any similar unusual or extraordinary corporate transaction in respect of the common stock.

As of the Record Date, the closing price of our common stock was $7.00 per share and our total market capitalization was approximately $150,500,000.

Administration

The 2022 Plan will be administered by the board of directors (the “Board”) or by one or more committees of directors appointed by the Board (the “Administrator”).  The Board may delegate different levels of authority to different committees with administrative and grant authority under the 2022 Plan. Any committee delegated administrative authority under the 2022 Plan may further delegate its authority under the Plan to another committee of directors, and any such delegate shall be deemed to be an Administrator of the 2022 Plan.  Any Administrator may also, within its administrative authority under the 2022 Plan and in accordance with applicable law, delegate to one or more officers of the Company the ability to make awards to Eligible Persons (as defined below) under the 2022 Plan.  It is anticipated that the Administrator (either generally or with respect to specific transactions) will be constituted so as to comply, as necessary or desirable, with the requirements of Code Section 162(m) and Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

Eligibility

Awards may be granted pursuant to the 2022 Plan only to persons who are eligible persons.  Under the 2022 Plan, “Eligible Person” means any person who is either: (a) an officer (whether or not a director) or employee of the Company or one of its subsidiaries; (b) a director of the Company or one of its subsidiaries; or (c) an individual consultant who renders bona fide services  to the Company or one of its subsidiaries; provided, however, that ISOs may be granted only to employees.  As of the Record Date, the approximate number of Eligible Persons under the 2022 Plan included 2 officers or employees of the Company, 4 directors of the Company or one of its subsidiaries, and 3 consultants to the Company or one of its subsidiaries.

Awards

The 2022 Plan permits the grant of: (a) stock options, which may be intended as ISOs or as nonqualified stock options (options not meeting the requirements to qualify as ISOs); (b) stock appreciation rights (“SARs”); (c) restricted stock; (d) restricted stock units; (e) cash incentive awards; or (f) other awards, including: (i) stock bonuses, performance stock, performance units, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the common stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; or (ii) any similar securities with a value derived from the value of or related to the common stock and/or returns thereon.

Option and SAR Awards.  Option and SAR awards granted under the 2022 Plan must have an exercise price or base price of no less than 100% of the fair market value of the common stock on the date of grant (or 110% of the fair market value on the date of grant, in the case of ISOs granted to certain ten percent stockholders of the Company).  Options and SAR awards shall become exercisable upon such conditions (which may include the passage of time or the attainment of certain performance criteria) as the Administrator may establish in its sole discretion.  The exercise price of any option shall be paid in cash or by any of the methods set forth below under the heading “Consideration for Awards.”  Option and SAR awards are exercisable for a period established by the Administrator, which in no event shall exceed ten years from the date of grant (five years in the case of ISOs granted to certain ten percent stockholders of the Company).  If the Administrator does not specify otherwise in an award agreement, upon termination of a participant’s employment or other service to the Company, option and SAR awards shall expire (1) three months after the last day that the participant is employed by or provides services to the Company or any subsidiary (provided; however, that in the event of the participant’s death during this period, those persons entitled to exercise the option or SAR pursuant to the laws of descent and distribution shall have one year following the date of death within which to exercise such option or SAR); (2) in the case of a participant whose termination of employment or services is due to death or disability (as defined in the applicable award agreement), 12 months after the last day that the participant is employed by or provides services to the Company or its subsidiary; and (3) immediately upon a participant’s termination for “cause”.

Performance Based Compensation

The 2022 Plan provides for the grant of certain awards, the vesting or payment of which may be contingent on the satisfaction of certain performance criteria.  Such performance-based awards are designed to be exempt from the limitations of Section 162(m) of the Code, as described below under “Certain Federal Tax Consequences.”  The maximum number of shares that may be issued to any single participant pursuant to options and SARs during the term of the 2022 Plan shall not exceed 2,824,000 shares.  The maximum number of shares of common stock which may be delivered pursuant to other performance-based equity awards granted during the 162(m) Term (as defined below) may not exceed 750,000 shares, and the maximum amount of cash compensation payable pursuant to performance-based cash awards granted during the 162(m) Term (as defined below) may not exceed $1 million.  The 162(m) Term is the period beginning on the effective date of the 2022 Plan and ending on the date of the first stockholder meeting that occurs in the fifth year following the year in which the Company’s stockholders first approve this 2022 Plan (the “162(m) Term”)

The 2022 Plan includes the following performance criteria that may be used by the Administrator when granting performance-based awards: (1) earnings per share, (2) cash flow (which means cash and cash equivalents derived from either (i) net cash flow from operations or (ii) net cash flow from operations, financing and investing activities), (3) total stockholder return, (4) price per share of common stock, (5) gross revenue, (6) revenue growth, (7) operating income (before or after taxes), (8) net earnings (before or after interest, taxes, depreciation and/or amortization), (9) return on equity, (10) capital employed, or on assets or on net investment, (11) cost containment or reduction, (12) cash cost per ounce of production, (13) operating margin, (14) debt reduction, (15) resource amounts, (16) production or production growth, (17) resource replacement or resource growth, (18) successful completion of financings, or (19) any combination of the foregoing.

Fair Market Value

Under the 2022 Plan, “Fair Market Value” means, unless otherwise determined or provided by the administrator in the circumstances, the closing price for a share of common stock on the trading day immediately before the grant date, as furnished by the OTC Markets (the “OTC Markets”) or on the principal stock exchange on which the Common Stock is then listed for the date in question. If the Common Stock is no longer listed or is no longer actively traded on the OTC Markets or listed on a principal stock exchange as of the applicable date, the Fair Market Value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances.

Consideration for Awards

The purchase price for any award granted under the 2022 Plan or the common stock to be delivered pursuant to any such award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

•	services rendered by the recipient of such award;

•	cash, check payable to the order of the Company, or electronic funds transfer;

•	notice and third party payment in such manner as may be authorized by the Administrator;

•	the delivery of previously owned and fully vested shares of common stock;

•	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

•

subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In the event that the Administrator allows a participant to exercise an award by delivering shares of common stock previously owned by such participant and unless otherwise expressly provided by the Administrator, any shares delivered which were initially acquired by the participant from the Company (upon exercise of a stock option or otherwise) must have been owned by the participant at least six months as of the date of delivery. Shares of common stock used to satisfy the exercise price of an option are valued at their fair market value on the date of exercise. The Company will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price for the shares and any related withholding obligations and any other conditions to exercise or purchase, as established from time to time by the Administrator, have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Company.

Change in Control

 Upon a change in control, each then-outstanding option and SAR shall automatically become fully vested, all restricted shares then outstanding shall automatically fully vest free of restrictions, and each other award granted under the 2022 Plan that is then outstanding shall automatically become vested and payable to the holder of such award unless the Administrator has made appropriate provision for the substitution, assumption, exchange or other continuation of the award pursuant to the change in control.  Notwithstanding the foregoing, the Administrator, in its sole and absolute discretion, may choose (in an award agreement or otherwise) to provide for full or partial accelerated vesting of any award upon a change in control (or upon any other event or other circumstance related to the change in control, such as an involuntary termination of employment occurring after such change in control, as the Administrator may determine), irrespective of whether such any such award has been substituted, assumed, exchanged or otherwise continued pursuant to the change in control.

 For purposes of the 2022 Plan, “Change in Control” shall be deemed to have occurred if:

(i)           a tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the commencement of such offer), and/or by any employee benefit plan of the Company or its subsidiaries, and their affiliates;

(ii)          the Company shall be merged or consolidated with another entity, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting entity shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), and/or by any employee benefit plan of the Company or its subsidiaries, and their affiliates;

(iii)          the Company shall sell substantially all of its assets to another entity that is not wholly owned by the Company, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), and/or by any employee benefit plan of the Company or its subsidiaries and their affiliates; or

(iv)         a person shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the first acquisition of such securities by such person), and/or by any employee benefit plan of the Company or its subsidiaries, and their affiliates.

Notwithstanding the foregoing, (1) the Administrator may waive the requirement described in paragraph (iv) above that a person must acquire more than 50% of the outstanding voting securities of the Company for a change in control to have occurred if the Administrator determines that the percentage acquired by a person is significant (as determined by the Administrator in its discretion) and that waiving such condition is appropriate in light of all facts and circumstances, and (2) no compensation that has been deferred for purposes of Section 409A of the Code shall be payable as a result of a change in control unless the change in control qualifies as a change in ownership or effective control of the Company within the meaning of Section 409A of the Code.

Certain Federal Tax Consequences

The following summary of the federal income tax consequences of the 2022 Plan transactions is based upon federal income tax laws in effect on the date of this Information Statement. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

Nonqualified Stock Options. The grant of a nonqualified stock option under the 2022 Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a nonqualified stock option, the participant will recognize ordinary compensation income equal to the excess of the fair market value of the shares of common stock at the time of exercise over the option exercise price.  If the participant is an employee, this income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof.  Any gain or loss on the participant’s subsequent disposition of the shares will be treated as long-term or short-term capital gain or loss, depending on the sales proceeds received and whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any subsequent capital gain.

Incentive Options. The grant of an ISO under the 2022 Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods (referred to as a “disqualifying disposition”), he or she will recognize ordinary compensation income in the year of the disposition. The amount of ordinary compensation income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock at the time of exercise and the exercise price.  Such amount is not subject to withholding for federal income and employment tax purposes, even if the participant is an employee of the Company.  Any gain in excess of the amount taxed as ordinary income will generally be treated as a short-term capital gain. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary compensation income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof.

The “spread” under an ISO —i.e., the difference between the fair market value of the shares at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the alternative minimum tax liability.

Restricted Stock. Restricted stock is generally taxable to the participant as ordinary compensation income on the date that the restrictions lapse (i.e. the date that the stock vests), in an amount equal to the excess of the fair market value of the shares on such date over the amount paid for such stock (if any). If the participant is an employee, this income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof. Any gain or loss on the participant’s subsequent disposition of the shares will be treated as long-term or short-term capital gain or loss treatment depending on the sales price and how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any subsequent gain.

Participants receiving restricted stock awards may make an election under Section 83(b) of the Code (“Section 83(b) Election”) to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the excess of the fair market value on the date of the issuance of the stock over the amount paid for such stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long-term or short-term capital gain or loss to the recipient. The Section 83(b) Election must be made within 30 days from the time the restricted stock is issued.

Other Awards. Other awards (such as restricted stock units) are generally treated as ordinary compensation income as and when common stock or cash are paid to the participant upon vesting or settlement of such awards.  If the participant is an employee, this income is subject to withholding for income and employment tax purposes.  The Company is generally entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient, subject to possible limitations imposed by the Code, including Section 162(m) thereof.

Section 162(m) of the Internal Revenue Code.  Under Code Section 162(m), no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to the Company’s “covered employees.” A “covered employee” is the Company’s chief executive officer and the three other most highly compensated officers of the Company other than the chief financial officer.  An exception to this rule applies to “qualified performance based compensation,” which generally includes stock options and stock appreciation rights granted under a stockholder approved plan, and other forms of equity incentives, the vesting or payment of which is contingent upon the satisfaction of certain stockholder approved performance goals.  The Company intends that the 2022 Plan allow for the grant of options and stock appreciation rights that may be treated as “qualified performance based compensation” that is exempt from the limitations of Code Section 162(m), and  for the grant of other performance-based awards that may be treated as “qualified performance based compensation,” but it makes no assurance that either such type of award will be so treated.

NEW PLAN BENEFITS

SEC rules require us to disclose any amounts that we currently are able to determine will be allocated to our named executive officers, directors and other employees following approval of the 2022 Plan. While determinations of amounts that participants will be eligible to receive will be made in the future, on August 8, 2022, the board of directors approved a grant of 60,000 shares of restricted common stock to a consultant. Additionally, each of the four non-employee directors is entitled to receive an award of 4,000 fully-vested shares of restricted common stock per month during the time serving as a director. Total amounts to be granted in the future under the 2022 Plan cannot be determined at this time. In addition, amounts to be granted to other executive officers and directors in the future cannot be determined at this time.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Equity Compensation Plan Information

The following table provides information as of December 31, 2021, regarding compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

PLAN CATEGORY	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders:	0	$	n/a	n/a
Equity compensation plans not approved by security holders:	-		-	-
Total	0	$	n/a	n/a

PROPOSAL NO. 3

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

This stockholder advisory vote, commonly known as "say-on-pay," is required pursuant to Section 14A of the Exchange Act and gives our stockholders the opportunity to approve or not approve, on a non-binding advisory basis, the compensation paid to our Chief Executive Officer and the other officers named in the Summary Compensation Table (“named executive officers”) as disclosed in this Proxy Statement.

On August 16, 2022, the stockholders of the Company approved, on an advisory basis, the compensation of the named executive officers, as disclosed in this Information Statement.

The Executive Compensation disclosure section of this Information Statement describes our executive compensation programs and the compensation decisions made by our Compensation Committee and Board of Directors for the three fiscal years ending December 31, 2022 with respect to the named executive officers.

Because the stockholder vote is advisory, it will not be binding. However, the Board and the Compensation Committee will review the voting results in their entirety and take them into consideration when making future decisions regarding named executive officer compensation. We currently intend to submit the executive compensation of our named executive officers to an advisory vote at our annual meeting of stockholders every three (3) years.

PROPOSAL NO. 4

ADVISORY VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION VOTE

The Company is presenting the following proposal, which gives stockholders the opportunity to inform the Company as to how often they wish the Company to include a proposal, similar to Proposal 3, in our proxy or information statements. This resolution is required pursuant to Section 14A of the Exchange Act. While our Board of Directors intends to carefully consider the stockholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.

On September 16, 2022 the stockholders approved their intent to have the Company to include an advisory vote on the compensation of the Company’s named executive officers pursuant to Section 14A of the Exchange Act every 3 years.

The Board is proposing an advisory vote every three years because the Board believes that investor feedback would be more useful if the success of a compensation program is judged over a period of time, especially for a small and growing company like the Company.

PROPOSAL NO. 5

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACONTING FIRM

On September 8, 2022 the Board unanimously selected BF Borgers CPA, PC as our independent registered public accounting firm for the three and six month period ended June 30, 2022, and following the review of the financial statements for the three and six month periods ended June 30, 2022, for the fiscal year ending December 31, 2022. On September 16, 2022 a majority of the voting capital stock of the Company took action in lieu of an annual meeting of the Stockholders and ratified such selection. Our Board engaged BF Borgers, CPA, PC in July 2022. Previously, MaloneBailey, LLP had s audited our financial statements for the fiscal years ended December 31, 2021 December 31, 2020 and was dismissed by the Board.

The dismissal of MaloneBailey, LLP was not the result of any disagreement and other than a going concern qualification and internal control weaknesses, did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

Neither our Bylaws nor other governing documents or law require shareholder ratification of the selection of our independent registered public accounting firm. However, the Board of Directors submitted the selection of BF Borgers, CPA, PC for majority consent of the shareholders for ratification as a matter of good corporate practice. Notwithstanding the majority shareholder ratification, the Board of Directors in its discretion may appoint a different independent registered public accounting firm at any time during the year if our Board of Directors determines that such a change would be in the best interests of our shareholders.

The

Fees Paid to Auditor

The following summarizes the fees billed by our independent registered public accounting firms for audit, tax and other professional services for the years ended December 31, 2021 and 2020:

	December 31,
	2021	2020

Audit Fees	$62,500	$35,000
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total Fees(4)	$62,500	$35,000

(1)          Tax Fees would be for services in connection with tax compliance, tax planning and tax advice. We incurred no such fees in the fiscal years ended December 31, 2021 and 2020.

(2)          There were no other fees for services by our independent registered public accounting firms for the fiscal years ended December 31, 2021 and 2020.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

On September 8, 2022 the Company established an Audit Committee. No formal Audit Committee Charter has been adopted by the Audit Committee as of the date hereof. The members of the Audit Committee are Mark Timm, Richard Nummi, and Robert Flynn.

Forward-Looking Statements and Information

This Information Statement includes forward-looking statements. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

Cost of Information Statement

The Company is making the mailing and will bear the costs associated therewith. There will be no solicitations made. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending the Information Statement to beneficial owners of the Company’s Common Stock.

Delivery of Information to a Shared Address

If you and one or more Stockholders share the same address, it is possible that only one Information Statement was delivered to your address. Any registered shareholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may mail a request to receive separate copies to 14143 Denver West Blvd Ste. 100, Golden CO 80401, Attention: Jay Leaver, President, or call the Company at (800) 819-0604 and we will promptly deliver the Information Statement to you upon your request. Stockholders who received multiple copies of this Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

Availability Of Information and Annual Report of The Company

Pursuant to new SEC rules, we are providing access to our information statement materials and annual report on the Internet. Copies of this Information Statement and our Annual Report filed with OTC Markets Group, Inc., including the financial statements for fiscal 2022 as filed with the SEC which are available at www.sec.gov and upon written request and without charge to any shareholder by writing to 14143 Denver West Blvd., Suite 100, Golden, Colorado 80401 Att: President.

By Order of the Board of Directors,

/s/ Robert Flynn

Chairman

Golden, Colorado

November 17, 2022

EXHIBIT A

ALPHA ENERGY, INC.

2022 EQUITY INCENTIVE PLAN

1.	PURPOSE OF PLAN

1.1 The purpose of this 2022 Equity Incentive Plan (this “Plan”) of Alpha Energy, Inc., a Colorado corporation (the “Corporation”), is to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

2.	ELIGIBILITY

2.1         The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) a consultant who renders bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation, or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.

3.	PLAN ADMINISTRATION

3.1         The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by the Colorado Revised Statutes or any applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate Eligible Persons who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the affirmative vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute due authorization of an action by the acting Administrator.

With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) , this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) , must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable stock exchange, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable stock exchange). Awards granted to non- employee directors shall not be subject to the discretion of any officer or employee of the Corporation and shall be administered exclusively by a committee consisting solely of independent directors.

3.2        Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)         determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive awards under this Plan;

(b)         grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time- based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

(c)         approve the forms of award agreements (which need not be identical either as to type of award or among participants);

(d)         construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e)         cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f)         accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

(g)         adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to compliance with applicable stock exchange requirements, Sections 4 and 8.6 and the applicable requirements of Code Section 162(m) and treasury regulations thereunder with respect to awards that are intended to satisfy the requirements for performance-based compensation under Section 162(m), and provided that in no case (except due to an adjustment contemplated by Section 7 or any repricing that may be approved by stockholders) shall such an adjustment constitute a repricing (by amendment, cancellation and regrant, exchange or other means) of the per share exercise or base price of any stock option or stock appreciation right or other award granted under this Plan, and further provided that any adjustment or change in terms made pursuant to this Section 3.2(g) shall be made in a manner that, in the good faith determination of the Administrator will not likely result in the imposition of additional taxes or interest under Section 409A of the Code;

(h)         determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

(i)         determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution, acceleration or succession of awards upon the occurrence of an event of the type described in Section 7;

(j)         acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration; and

(k)         determine the Fair Market Value (as defined in Section 5.6) of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

3.3         Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board, the Administrator, nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, legal fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

3.4         Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. The Administrator shall not be liable for any such action or determination taken or made or omitted in good faith based upon such advice.

3.5         Delegation of Non-Discretionary Functions. In addition to the ability to delegate certain grant authority to officers of the Corporation as set forth in Section 3.1, the Administrator may also delegate ministerial, non- discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMIT

4.1         Shares Available. Subject to the provisions of Section 7.1, the capital stock available for issuance under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2         Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan may not exceed 10,500,000,000 (8,750,000 shares post August 1, 2019 reverse stock split) shares (the “Share Limit”) The foregoing Share Limit is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

4.3         Awards Settled in Cash, Reissue of Awards and Shares. The Administrator may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with this Section 4.3. Shares shall be counted against those reserved to the extent such shares have been delivered and are no longer subject to a substantial risk of forfeiture. Accordingly, (i) to the extent that an award under the Plan, in whole or in part, is canceled, expired, forfeited, settled in cash, settled by delivery of fewer shares than the number of shares underlying the award, or otherwise terminated without delivery of shares to the participant, the shares retained by or returned to the Corporation will not be deemed to have been delivered under the Plan and will be deemed to remain or to become available under this Plan; and (ii) shares that are withheld from such an award or separately surrendered by the participant in payment of the exercise price or taxes relating to such an award shall be deemed to constitute shares not delivered and will be deemed to remain or to become available under the Plan. The foregoing adjustments to the Share Limit of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

4.4         Reservation of Shares; No Fractional Shares. The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation’s obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan.

5.	AWARDS

5.1         Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

5.1.1       Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each ISO shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

5.1.2       Additional Rules Applicable to ISOs. To the extent that the aggregate Fair Market Value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the Fair Market Value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

5.1.3       Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the number of shares of Common Stock being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the SAR is exercised, over (ii) the Fair Market Value of a share of Common Stock on the date the SAR was granted as specified in the applicable award agreement (the “base price”). The maximum term of a SAR shall be ten (10) years.

5.1.4      Restricted Shares.

(a)         Restrictions. Restricted shares are shares of Common Stock subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Administrator may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Administrator may determine at the date of grant or thereafter. Except to the extent restricted under the terms of this Plan and the applicable award agreement relating to the restricted stock, a participant granted restricted stock shall have all of the rights of a shareholder, including the right to vote the restricted stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Administrator).

(b)         Certificates for Shares. Restricted shares granted under this Plan may be evidenced in such manner as the Administrator shall determine. If certificates representing restricted stock are registered in the name of the participant, the Administrator may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such restricted stock, that the Corporation retain physical possession of the certificates, and that the participant deliver a stock power to the Corporation, endorsed in blank, relating to the restricted stock. The Administrator may require that restricted shares are held in escrow until all restrictions lapse

(c)         Dividends and Splits. As a condition to the grant of an award of restricted stock, subject to applicable law, the Administrator may require or permit a participant to elect that any cash dividends paid on a share of restricted stock be automatically reinvested in additional shares of restricted stock or applied to the purchase of additional awards under this Plan. Unless otherwise determined by the Administrator, stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the restricted stock with respect to which such stock or other property has been distributed.

5.1.5       Restricted Share Units.

(a)         Grant of Restricted Share Units. A restricted share unit, or “RSU”, represents the right to receive from the Corporation on the respective scheduled vesting or payment date for such RSU, one Common Share. An award of RSUs may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Administrator may determine, subject to the provisions of this Plan. At the time an award of RSUs is made, the Administrator shall establish a period of time during which the restricted share units shall vest and the timing for settlement of the RSU.

(b)         Dividend Equivalent Accounts. Subject to the terms and conditions of the Plan and the applicable award agreement, as well as any procedures established by the Administrator, prior to the expiration of the applicable vesting period of an RSU, the Administrator may determine to pay dividend equivalent rights with respect to RSUs, in which case, the Corporation shall establish an account for the participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the shares of Common Stock underlying each RSU. Each amount or other property credited to any such account shall be subject to the same vesting conditions as the RSU to which it relates. The participant shall have the right to be paid the amounts or other property credited to such account upon vesting of the subject RSU.

(c)         Rights as a Shareholder. Subject to the restrictions imposed under the terms and conditions of this Plan and the applicable award agreement, each participant receiving RSUs shall have no rights as a shareholder with respect to such RSUs until such time as shares of Common Stock are issued to the participant. No shares of Common Stock shall be issued at the time a RSU is granted, and the Company will not be required to set aside a fund for the payment of any such award. Except as otherwise provided in the applicable award agreement, shares of Common Stock issuable under an RSU shall be treated as issued on the first date that the holder of the RSU is no longer subject to a substantial risk of forfeiture as determined for purposes of Section 409A of the Code, and the holder shall be the owner of such shares of Common Stock on such date. An award agreement may provide that issuance of shares of Common Stock under an RSU may be deferred beyond the first date that the RSU is no longer subject to a substantial risk of forfeiture, provided that such deferral is structured in a manner that is intended to comply with the requirements of Section 409A of the Code.

5.1.6       Cash Awards. The Administrator may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant cash bonuses (including without limitation, discretionary awards, awards based on objective or subjective performance criteria, awards subject to other vesting criteria or awards granted consistent with Section 5.2 below). Cash awards shall be awarded in such amount and at such times during the term of the Plan as the Administrator shall determine.

5.1.7       Other Awards. The other types of awards that may be granted under this Plan include: (a) stock bonuses, performance stock, performance units, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock (subject to the requirements of Section 5.1.1 and in compliance with applicable laws), upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon.

5.2         Section 162(m) Performance-Based Awards. Without limiting the generality of the foregoing, any of the types of awards listed in Sections 5.1.4 through 5.1.7 above may be, and options and SARs granted with an exercise or base price not less than the Fair Market Value of a share of Common Stock at the date of grant (“Qualifying Options” and “Qualifying SARs ,” respectively) typically will be, granted as awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code (“Performance-Based Awards”) . The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or levels using the Business Criteria provided for below for the Corporation on a consolidated basis or for one or more of the Corporation’s subsidiaries, segments, divisions or business units, or any combination of the foregoing. Such criteria may be evaluated on an absolute basis or relative to prior periods, industry peers, or stock market indices. Any Qualifying Option or Qualifying SAR shall be subject to the requirements of Section 5.2.1 and 5.2.3 in order for such award to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Any other Performance-Based Award shall be subject to all of the following provisions of this Section 5.2.

5.2.1         Class; Administrator. The eligible class of persons for Performance-Based Awards under this Section 5.2 shall be officers and employees of the Corporation or one of its Subsidiaries. The Administrator approving Performance-Based Awards or making any certification required pursuant to Section 5.2.4 must be constituted as provided in Section 3.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.

5.2.2         Performance Goals. The specific performance goals for Performance-Based Awards (other than Qualifying Options and Qualifying SARs) shall be, on an absolute or relative basis, established based on such business criteria as selected by the Administrator in its sole discretion (“Business Criteria”) , including the following: (1) earnings per share, (2) cash flow (which means cash and cash equivalents derived from either (i) net cash flow from operations or (ii) net cash flow from operations, financing and investing activities), (3) total stockholder return, (4) price per share of Common Stock, (5) gross revenue, (6) revenue growth, (7) operating income (before or after taxes), (8) net earnings (before or after interest, taxes, depreciation and/or amortization), (9) return on equity, (10) capital employed, or on assets or on net investment, (11) cost containment or reduction, (12) cash cost per ounce of production, (13) operating margin, (14) debt reduction, (15) resource amounts, (16) production or production growth, (17) resource replacement or resource growth, (18) successful completion of financings, or (19) any combination of the foregoing. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals (“targets”) must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets; provided that the Administrator may not make any adjustment to the extent it would adversely affect the qualification of any compensation payable under such performance targets as “performance-based compensation” under Section 162(m) of Code. The applicable performance measurement period may not be less than 3 months nor more than 10 years.

5.2.3        Form of Payment. Grants or awards intended to qualify under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof.

5.2.4        Certification of Payment. Before any Performance-Based Award under this Section 5.2 (other than Qualifying Options and Qualifying SARs) is paid and to the extent required to qualify the award as performance- based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

5.2.5        Reservation of Discretion. The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

5.2.6        Expiration of Grant Authority. As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator’s authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options and Qualifying SARs) shall terminate upon the first meeting of the Corporation’s stockholders that occurs in the fifth year following the year in which the Corporation’s stockholders first approve this Plan (the “162(m) Term”) .

5.2.7        Compensation Limitations. The maximum aggregate number of shares of Common Stock that may be issued to any Eligible Person during the term of this Plan pursuant to Qualifying Options and Qualifying SARs may not exceed the Share Limit. The maximum aggregate number of shares of Common Stock that may be issued to any Eligible Person pursuant to Performance-Based Awards granted during the 162(m) Term (other than cash awards granted pursuant to Section 5.1.6 and Qualifying Options or Qualifying SARs) may not exceed the Share Limit. The maximum amount that may be paid to any Eligible Person pursuant to Performance-Based Awards granted pursuant to Sections 5.1.6 (cash awards) during the 162(m) Term may not exceed $1,000,000.

5.3         Award Agreements. Each award shall be evidenced by a written or electronic award agreement in the form approved by the Administrator and, if required by the Administrator, executed by the recipient of the award. The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation (electronically or otherwise). The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

5.4         Deferrals and Settlements. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares of Common Stock or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares. All mandatory or elective deferrals of the issuance of shares of Common Stock or the settlement of cash awards shall be structured in a manner that is intended to comply with the requirements of Section 409A of the Code.

5.5         Consideration for Common Stock or Awards. The purchase price for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator and subject to compliance with applicable laws, including, without limitation, one or a combination of the following methods:

●	services rendered by the recipient of such award;

●	cash, check payable to the order of the Corporation, or electronic funds transfer;

●	notice and third party payment in such manner as may be authorized by the Administrator;

●	the delivery of previously owned shares of Common Stock that are fully vested and unencumbered;

●	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

In the event that the Administrator allows a participant to exercise an award by delivering shares of Common Stock previously owned by such participant and unless otherwise expressly provided by the Administrator, any shares delivered which were initially acquired by the participant from the Corporation (upon exercise of a stock option or otherwise) must have been owned by the participant at least six months as of the date of delivery (or such other period as may be required by the Administrator in order to avoid adverse accounting treatment). Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their Fair Market Value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase, as established from time to time by the Administrator, have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award by any method other than cash payment to the Corporation.

5.6         Definition of Fair Market Value. For purposes of this Plan “Fair Market Value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price for a share of Common Stock on the trading day immediately before the grant date, as furnished by the NASDAQ Stock Market or other principal stock exchange on which the Common Stock is then listed for the date in question, or if the Common Stock is no longer listed on a principal stock exchange, then by the Over-the-Counter Bulletin Board or OTC Markets. If the Common Stock is no longer listed on the NASDAQ Capital Market or listed on a principal stock exchange or is no longer actively traded on the Over-the-Counter Bulletin Board or OTC Markets as of the applicable date, the Fair Market Value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances.

5.7	Transfer Restrictions.

5.7.1      Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.7, by applicable law and by the award agreement, as the same may be amended, (a) all awards are non- transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.7.2      Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing (provided that any such transfers of ISOs shall be limited to the extent permitted under the federal tax laws governing ISOs). Any permitted transfer shall be subject to compliance with applicable federal and state securities laws.

5.7.3      Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

(a)         transfers to the Corporation,

(b)        the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c)         subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

(d)         subject to any applicable limitations on ISOs, if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e)         the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

5.8         International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may, if deemed necessary or advisable by the Administrator, be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

5.9         Vesting. Subject to Sections 5.1.2 and 5.10 hereof, awards shall vest at such time or times and subject to such terms and conditions as shall be determined by the Administrator at the time of grant; provided, however , that in the absence of any award vesting periods designated by the Administrator at the time of grant in the applicable award agreement, awards shall vest as to one-third of the total number of shares subject to the award on each of the first, second and third anniversaries of the date of grant.

6.	EFFECT OF TERMINATION OF SERVICE ON AWARDS

6.1	Termination of Employment.

6.1.1       The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award agreement otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.1.2       For awards of stock options or SARs, unless the award agreement provides otherwise, the exercise period of such options or SARs shall expire: (1) three months after the last day that the participant is employed by or provides services to the Corporation or a Subsidiary (provided; however, that in the event of the participant’s death during this period, those persons entitled to exercise the option or SAR pursuant to the laws of descent and distribution shall have one year following the date of death within which to exercise such option or SAR); (2) in the case of a participant whose termination of employment is due to death or disability (as defined in the applicable award agreement), 12 months after the last day that the participant is employed by or provides services to the Corporation or a Subsidiary; and (3) immediately upon a participant’s termination for “cause”. The Administrator will, in its absolute discretion, determine the effect of all matters and questions relating to a termination of employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a termination of employment and whether a participant’s termination is for “cause.”

If not defined in the applicable award agreement, “Cause” shall mean:

(i)         conviction of a felony or a crime involving fraud or moral turpitude; or

(ii)        theft, material act of dishonesty or fraud, intentional falsification of any employment or Company records, or commission of any criminal act which impairs participant’s ability to perform appropriate employment duties for the Corporation; or

(iii)       intentional or reckless conduct or gross negligence materially harmful to the Company or the successor to the Corporation after a Change in Control, including violation of a non-competition or confidentiality agreement; or

(iv)        willful failure to follow lawful instructions of the person or body to which participant reports;

or

(v)         gross negligence or willful misconduct in the performance of participant’s assigned duties. Cause shall not include mere unsatisfactory performance in the achievement of participant’s job objectives.

6.1.3      For awards of restricted shares, unless the award agreement provides otherwise, restricted shares that are subject to restrictions at the time that a participant whose employment or service is terminated shall be forfeited and reacquired by the Corporation; provided that, the Administrator may provide, by rule or regulation or in any award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to restricted shares shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Administrator may in other cases waive in whole or in part the forfeiture of restricted shares. Similar rules shall apply in respect of RSUs.

6.2         Events Not Deemed Terminations of Service. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 3 months. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the award agreement.

6.3         Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation, a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

7.	ADJUSTMENTS; ACCELERATION

7.1         Adjustments. Upon or in contemplation of any of the following events described in this Section 7.1,: any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split (“stock split”); any merger, arrangement, combination, consolidation, or other reorganization; any spin- off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall in such manner, to such extent and at such time as it deems appropriate and equitable in the circumstances (but subject to compliance with applicable laws and stock exchange requirements) proportionately adjust any or all of (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the number of shares provided for in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any or all outstanding awards, (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, and (5) the 162(m) compensation limitations set forth in Section 5.2.7 and (subject to Section 8.8.3(a)) the performance standards applicable to any outstanding awards (provided that no adjustment shall be allowed to the extent inconsistent with the requirements of Code section 162(m)). Any adjustment made pursuant to this Section 7.1 shall be made in a manner that, in the good faith determination of the Administrator, will not likely result in the imposition of additional taxes or interest under Section 409A of the Code. With respect to any award of an ISO, the Administrator may make such an adjustment that causes the option to cease to qualify as an ISO without the consent of the affected participant.

7.2         Change in Control. Upon a Change in Control, each then-outstanding option and SAR shall automatically become fully vested, all restricted shares then outstanding shall automatically fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall automatically become vested and payable to the holder of such award unless the Administrator has made appropriate provision for the substitution, assumption, exchange or other continuation of the award pursuant to the Change in Control. Notwithstanding the foregoing, the Administrator, in its sole and absolute discretion, may choose (in an award agreement or otherwise) to provide for full or partial accelerated vesting of any award upon a Change In Control (or upon any other event or other circumstance related to the Change in Control, such as an involuntary termination of employment occurring after such Change in Control, as the Administrator may determine), irrespective of whether such any such award has been substituted, assumed, exchanged or otherwise continued pursuant to the Change in Control.

For purposes of this Plan, “Change in Control” shall be deemed to have occurred if:

(i)         a tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Corporation, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Corporation (as of the time immediately prior to the commencement of such offer), any employee benefit plan of the Corporation or its Subsidiaries, and their affiliates;

(ii)         the Corporation shall be merged or consolidated with another entity, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting entity shall be owned in the aggregate by the stockholders of the Corporation (as of the time immediately prior to such transaction), any employee benefit plan of the Corporation or its Subsidiaries, and their affiliates;

(iii)         the Corporation shall sell substantially all of its assets to another entity that is not wholly owned by the Corporation, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by the stockholders of the Corporation (as of the time immediately prior to such transaction), any employee benefit plan of the Corporation or its Subsidiaries and their affiliates; or

(iv)         a Person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Corporation (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Corporation (as of the time immediately prior to the first acquisition of such securities by such Person), any employee benefit plan of the Corporation or its Subsidiaries, and their affiliates.

For purposes of this Section 5(c), ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(I)(i) (as in effect on the date hereof) under the Exchange Act. In addition, for such purposes, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; provided , however , that a Person shall not include (A) the Company or any of its Subsidiaries; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

Notwithstanding the foregoing, (1) the Administrator may waive the requirement described in paragraph (iv) above that a Person must acquire more than 50% of the outstanding voting securities of the Corporation for a Change in Control to have occurred if the Administrator determines that the percentage acquired by a person is significant (as determined by the Administrator in its discretion) and that waiving such condition is appropriate in light of all facts and circumstances, and (2) no compensation that has been deferred for purposes of Section 409A of the Code shall be payable as a result of a Change in Control unless the Change in Control qualifies as a change in ownership or effective control of the Corporation within the meaning of Section 409A of the Code.

7.3         Early Termination of Awards. Any award that has been accelerated as required or permitted by Section 7.2 upon a Change in Control (or would have been so accelerated but for Section 7.4 or 7.5) shall terminate upon such event, subject to any provision that has been expressly made by the Administrator, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation of such award and provided that, in the case of options and SARs that will not survive, be substituted for, assumed, exchanged, or otherwise continued in the transaction, the holder of such award shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding options and SARs in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of accelerated vesting and the impending termination be required and any acceleration may be made contingent upon the actual occurrence of the event).

The Administrator may make provision for payment in cash or property (or both) in respect of awards terminated pursuant to this section as a result of the Change in Control and may adopt such valuation methodologies for outstanding awards as it deems reasonable and, in the case of options, SARs or similar rights, and without limiting other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award.

7.4         Other Acceleration Rules. Any acceleration of awards pursuant to this Section 7 shall comply with applicable legal and stock exchange requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Administrator to occur a limited period of time not greater than 30 days before the event. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an award if an event giving rise to the acceleration does not occur. Notwithstanding any other provision of the Plan to the contrary, the Administrator may override the provisions of Section 7.2, 7.3, and/or 7.5 by express provision in the award agreement or otherwise. The portion of any ISO accelerated pursuant to Section 7.2 or any other action permitted hereunder shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

7.5         Possible Rescission of Acceleration. If the vesting of an award has been accelerated expressly in anticipation of an event and the Administrator later determines that the event will not occur, the Administrator may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested awards; provided, that , in the case of any compensation that has been deferred for purposes of Section 409A of the Code, the Administrator determines that such rescission will not likely result in the imposition of additional tax or interest under Code Section 409A.

8.	OTHER PROVISIONS

8.1         Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the acceptance of promissory notes and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any applicable stock exchange listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2         Future Awards/Other Rights. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3         No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4         Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.5         Tax Withholding. Upon any exercise, vesting, or payment of any award, the Corporation or one of its Subsidiaries shall have the right at its option to:

(a)         require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or

(b)         deduct from any amount otherwise payable in cash to the participant (or the participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.

8.6	Effective Date, Termination and Suspension, Amendments.

8.6.1       Effective Date and Termination. This Plan was approved by the Board and became effective on August 3, 2016. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on August 3, 2026. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2         Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

8.6.3       Stockholder Approval. To the extent then required by applicable law or any applicable stock exchange or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, this Plan and any amendment to this Plan shall be subject to stockholder approval.

8.6.4      Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2(g).

8.6.5       Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or change of or affecting any outstanding award shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

8.7         Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator or this Plan, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

8.8         Governing Law; Construction; Severability.

8.8.1      Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Colorado.

8.8.2      Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.8.3      Plan Construction.

(a)         Rule 16b-3. It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

(b)        Section 162(m). Awards under Sections 5.1.4 through 5.1.7 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as Qualifying Options and Qualifying SARs granted to persons described in Section 5.2, that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award. It is the further intent of the Corporation that (to the extent the Corporation or one of its Subsidiaries or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such awards and any other Performance-Based Awards under Section 5.2 that are granted to or held by a person subject to Section 162(m) will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m).

(c)        Code Section 409A Compliance. The Board intends that, except as may be otherwise determined by the Administrator, any awards under the Plan are either exempt from or satisfy the requirements of Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”) to avoid the imposition of any taxes, including additional income or penalty taxes, thereunder. If the Administrator determines that an award, award agreement, acceleration, adjustment to the terms of an award, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a participant’s award to become subject to Section 409A, unless the Administrator expressly determines otherwise, such award, award agreement, payment, acceleration, adjustment, distribution, deferral election, transaction or other action or arrangement shall not be undertaken and the related provisions of the Plan and/or award agreement will be deemed modified or, if necessary, rescinded in order to comply with the requirements of Section 409A to the extent determined by the Administrator without the content or notice to the participant. Notwithstanding the foregoing, neither the Company nor the Administrator shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any participant under Section 409A and neither the Company nor the Administrator will have any liability to any participant for such tax or penalty.

(d)         No Guarantee of Favorable Tax Treatment. Although the Company intends that awards under the Plan will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any participant for any tax, interest or penalties the participant might owe as a result of the grant, holding, vesting, exercise or payment of any award under the Plan

8.9         Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10       Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, arrangement, business combination, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan, except as may otherwise be provided by the Administrator at the time of such assumption or substitution or as may be required to comply with the requirements of any applicable stock exchange.

8.11         Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.12         No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, arrangement, business combination, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

8.13         Other Corporation Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing or except as otherwise specifically set forth in the terms and conditions of such other employee welfare or benefit plan or arrangement. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or its Subsidiaries.

8.14         Prohibition on Repricing. Subject to Section 4, the Administrator shall not, without the approval of the stockholders of the Corporation (i) reduce the exercise price, or cancel and reissue options so as to in effect reduce the exercise price or (ii) change the manner of determining the exercise price so that the exercise price is less than the fair market value per share of Common Stock.

As adopted by the Board of Directors of Alpha Energy, Inc. Approved by shareholders on September 16, 2022.